SAIC®

SCIENCE APPLICATIONS INTERNATIONAL CORP
12010 SUNSET HILLS ROAD
RESTON, VA 20190

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 10, 2019 for shares held directly and by 11:59 p.m. Eastern Time on January 6, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 10, 2019 for shares held directly and by 11:59 p.m. Eastern Time on January 6, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52463-S77785

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SAIC.

VOTE ON PROPOSAL 1 - The Board of Directors recommends a vote FOR proposal 1.

	For	Against	Abstain
1. To vote on a proposal to approve the issuance of SAIC common stock to Engility stockholders in connection with the merger, as contemplated by the merger agreement, dated September 9, 2018, among Science Applications International Corporation, Raptors Merger Sub, Inc., and Engility Holdings, Inc., which we refer to as the merger agreement, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, as such agreement may be amended from time to time (we refer to this proposal as the SAIC stock issuance proposal).	☐	☐	☐

VOTE ON PROPOSAL 2 - The Board of Directors recommends a vote FOR proposal 2.

	For	Against	Abstain
2. To vote on an adjournment of the SAIC special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the proposal to issue SAIC common stock in connection with the merger (we refer to this proposal as the SAIC adjournment proposal).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

E52464-S77785

SAIC

Proxy and Voting Instruction Card for the Special Meeting of Stockholders - January 11, 2019
This Proxy and Voting Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Steven G. Mahon, with full power of substitution, as proxy to represent the undersigned and to vote all of the shares of common stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Science Applications International Corporation (the "Company") to be held on January 11, 2019 at 9:00 a.m. Eastern Time, at 12010 Sunset Hills Road, Reston, Virginia 20190, and at any adjournment, postponement or continuation thereof (the "2019 Special Meeting of Stockholders"), as indicated on the reverse side.

For stockholders who are participants in the Science Applications International Corporation Retirement Plan (the "SAIC Retirement Plan"), the undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, to vote all of the shares of common stock held for the undersigned's account in the SAIC Retirement Plan at the 2019 Special Meeting of Stockholders, as indicated on the reverse side.

The shares of common stock to which this proxy and voting instruction card relates will be voted as directed. **If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted, (i) FOR Proposal 1, (ii) FOR Proposal 2 and (iii) in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof, and (B) the shares represented by this proxy and voting instruction card held for the undersigned's account in the SAIC Retirement Plan will be voted in the same proportion as the shares held in the SAIC Retirement Plan for which voting instructions have been received are voted.** This proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

For shares not held in the SAIC Retirement Plan, the deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. Eastern Time on January 10, 2019. For shares held in the SAIC Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. Eastern Time on January 6, 2019.

Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed on reverse side.)